Exhibit 4.4

Anything herein to the contrary notwithstanding, the liens and security interests granted pursuant to this agreement, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of December 17, 2009, (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Wells Fargo Foothill, LLC, as Senior ABL Agent, Wells Fargo Foothill, LLC, as Senior Term Loan Agent, and Deutsche Bank Trust Company Americas, as Junior Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this security agreement, the terms of the Intercreditor Agreement shall govern and control.

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of December 17, 2009, among Grantors listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (collectively, jointly and severally, “Grantors” and each, individually, a “Grantor”), and Deutsche Bank Trust Company Americas, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Connors Bros. Clover Leaf Seafoods Company, Bumble Bee Foods, LLC and Bumble Bee Capital Corp. (collectively, the “Issuers”) are issuing $220,000,000 aggregate principal amount of 7.75% Senior Secured Notes due 2015 (together with any Additional Notes and Exchange Notes, the “Notes”) pursuant to the indenture (the “Indenture”) dated as of December 17, 2009 among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (together with its successors in such capacity, the “Trustee”) on behalf of the holders of the Notes (the “Noteholders”).

WHEREAS, from time to time after the date hereof, the Issuers may, subject to the terms and conditions of the Indenture and the Security Documents, incur Permitted Additional Pari Passu Obligations (including Additional Notes issued under the Indenture), which are pari passu in right of payment to the Notes and secured equally and ratably with the Notes.

WHEREAS, each Grantor has, pursuant to the Indenture, among other things, unconditionally guaranteed the obligations of the Issuers under the Indenture and the Notes and may do so under the terms of Permitted Additional Pari Passu Obligations permitted to be incurred under the Indenture.

WHEREAS, this Agreement is given by each Grantor in favor of the Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

WHEREAS, it is a condition to the issuance of the Notes that each Grantor execute and deliver the applicable Security Documents required to be delivered on or prior to the Issue Date, including this Agreement.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Indenture; provided, however, that to the extent that the Code is used to define any term herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a) “Account” means an account (as that term is defined in Article 9 of the Code).

(b) “Account Debtor” means an account debtor (as that term is defined in the Code).

(c) “Activation Instruction” has the meaning specified therefor in Section 6(l).

(d) “Additional Pari Passu Agent” shall mean any duly authorized representative of any holder of Permitted Additional Pari Passu Obligations under any Additional Pari Passu Debt Documents designated as “Additional Pari Passu Agent” for such holder in an Additional Pari Passu Joinder Agreement delivered to the Agent.

(e) “Additional Pari Passu Agreement” shall mean the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations.

(f) “Additional Pari Passu Debt Documents” shall mean any document or instrument executed and delivered with respect to any Permitted Additional Pari Passu Obligations.

(g) “Additional Pari Passu Joinder Agreement” shall mean an agreement substantially in the form of Exhibit E.

(h) “Agent” has the meaning specified therefor in the preamble to this Agreement.

(i) “Agent’s Lien” means the liens granted by the Grantors to the Agent under the Security Documents.

(j) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(k) “Cage Tags” means the cage identification tags issued annually to ocean quahog allocation owners by the National Marine Fisheries Service or its agent.

(l) “Cash Equivalents” has the meaning specified therefor in the Indenture.

(m) “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(n) “Clam Quotas” means the ocean quahog allocations issued by the U.S. Department of Commerce, National Oceanic Atmospheric Administration, whether permanent or temporary, and related Cage Tags, and any substitutions or replacements of the foregoing.

(o) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(p) “Collateral” has the meaning specified therefor in Section 2.

(q) “Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

(r) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto.

(s) “Controlled Account” shall mean an Account identified in Section 4.24 of the Indenture to be subject to a Controlled Account Agreement establishing the Agent’s Control with respect to such Account.

(t) “Controlled Account Agreements” means those certain cash management agreements each of which is with a Grantor or one of its Subsidiaries, Agent, and one of the Controlled Account Banks.

(u) “Controlled Account Bank” has the meaning specified therefor in Section 6(l).

(v) “Copyrights” means any and all copyrights and copyright registrations, including, (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 2 attached hereto and made a part hereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of each Grantor’s rights corresponding thereto throughout the world.

(w) “Copyright Security Agreement” means each Copyright Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit A attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Secured Parties, a security interest in all their respective Copyrights.

(x) “Deposit Account” means a deposit account (as that term is defined in the Code).

(y) “Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any Mortgaged Property, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party or any Subsidiary of a Loan Party on any Mortgaged Property.

(z) “Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, permit, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any of its Subsidiaries with respect to the Mortgaged Property, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

(aa) “Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

(bb) “Equipment” means equipment (as that term is defined in the Code).

(cc) “Event of Default” has the meaning specified therefor in the Indenture or any Additional Pari Passu Agreement.

(dd) “First Lien Termination Date” means the date of the Discharge of the Senior Obligations (as defined in the Intercreditor Agreement) other than in connection with a Refinancing (as defined in the Intercreditor Agreement) of the Senior Lien Obligations.

(ee) “General Intangibles” means general intangibles (as that term is defined in the Code) and includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(ff) “Grantor” and “Grantors” have the respective meanings specified therefor in the recitals to this Agreement.

(gg) “Guarantee” has the meaning specified therefor in the Indenture.

(hh) “Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form or electrical or hydraulic equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, (e) any pathogen, toxin, or other biological agent or condition, including but not limited to any fungus, mold, mycotoxin or microbial compound, whether dead or alive, and (f) any other substance, the storage, manufacture, disposal, treatment, generation, use, transportation, remediation, release into or concentration in the environment of which is prohibited, controlled, regulated or licensed by any governmental authority under any Environmental Law.

(ii) “Insolvency Proceeding” has the meaning specified therefor in the Indenture.

(jj) “Intellectual Property” means any and all Intellectual Property Licenses, Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists.

(kk) “Intellectual Property Licenses” means rights under or interests in any Patent, Trademark, Copyright or other Intellectual Property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement (but excluding any off-the-shelf software license agreement), including the license agreements listed on Schedule 3 attached hereto and made a part hereof, and the right to use the foregoing in connection with the enforcement of the Secured Parties’s rights under the Security Documents, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses.

(ll) “Inventory” means inventory (as that term is defined in the Code).

(mm) “Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(nn) “Issuers” has the meaning specified therefor in the preamble to this Agreement.

(oo) “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as that term is defined in the Code).

(pp) “Obligations” has the meaning specified therefor in the Indenture.

(qq) “Patents” means patents and patent applications, including, (i) the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof, (ii) all reissues, reexaminations, divisionals, continuations, continuations-in-part, substitutions, extensions, or renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(rr) “Patent Security Agreement” means each Patent Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit B attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Secured Parties, a security interest in all their respective Patents.

(ss) “Permitted Collateral Liens” has the meaning specified therefor in the Indenture.

(tt) “Person” has the meaning specified therefor in the Indenture.

(uu) “Pledged Companies” means, each Person listed on Schedule 5 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Stock, is acquired or otherwise owned by a Grantor after the Closing Date.

(vv) “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by such Grantor, regardless of class or designation, including, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(ww) “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C to this Agreement.

(xx) “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(yy) “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(zz) “Proceeds” has the meaning specified therefor in Section 2.

(aaa) “Real Property” means any estates or interests in real property now owned in fee or hereafter acquired in fee by any Grantor or any Subsidiary of any Grantor and the improvements thereto, but, for the avoidance of doubt, excluding any leasehold or other similar interests under which the Grantor or any Subsidiary uses or occupies real property but excluding (i) the Augusta, Georgia facility and any related real estate and (ii) the Grand Manan facility and any related real estate.

(bbb) “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(ccc) “Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

(ddd) “Request for Surf Claim-Ocean Quahog Transfer” means a request to the U.S. Department of Commerce, National Oceanic Atmospheric Administration or National Marine Fisheries Service to transfer Clam Quotas or Cage Tags, as applicable, between Persons.

(eee) “Rescission” has the meaning specified therefor in Section 6(l).

(fff) “Required Secured Debtholders” means, at any time, the holders of a majority in aggregate outstanding principal amount of all Notes and Permitted Additional Pari Passu Obligations then outstanding (including any unfunded letters of credit or credit commitments which, if funded, would constitute outstanding Permitted Additional Pari Passu Obligations), voting together as a single class; provided that, for this purpose, Notes and Permitted Additional Pari Passu Obligations registered in the name of, or beneficially owned by, the Issuers, any of the Guarantors (as defined in the Indenture) or any of their Subsidiaries shall be deemed not to be outstanding.

(ggg) “Secured Obligations” means, without duplication, each and all of the following: all of the present and future Obligations of Grantors arising from (A) this Agreement, (B) the Indenture, (C) the Notes, (D) the Security Documents (including any Guarantee of the Secured Obligations), (E) any Additional Pari Passu Agreement and (F) the documentation relating to any other Permitted Additional Pari Passu Obligations; provided that no obligations in respect of Permitted Additional Pari Passu Obligations (other than Additional Notes) shall constitute “Secured Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed an Additional Pari Passu Joinder Agreement in the form of Exhibit E hereto, including, in each case, all Obligations of Issuers, including reasonable, documented, out-of-pocket attorneys fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

(hhh) “Secured Parties” shall mean Agent, the Trustee, the Noteholders and the holders of the Permitted Additional Pari Passu Obligations that constitute Secured Obligations.

(iii) “Securities Account” means a securities account (as that term is defined in the Code).

(jjj) “Security Documents” shall mean, collectively, (i) this Agreement; (ii) the Mortgages dated as of the date hereof or otherwise delivered in accordance with the provisions of the Indenture, (in each case, as amended restated, modified, supplemented, extended or replaced from time to time); the General Security Agreement, dated as of December 17, 2009, by and between K.C.R. Fisheries Ltd, a New Brunswick unlimited liability company, and the Agent, (iv) the General Security Agreement, dated as of December 17, 2009, by and between CBCLSC and the Agent, (v) the General Security Agreement, dated as of December 17, 2009, by and between Clover Leaf Holdings Company, a Nova Scotia unlimited liability company, and the Agent and (vi) the General Security Agreement, dated as of December 17, 2009, by and between 6162410 Canada Limited, a Canadian federal corporation, and the Agent and (vii) all other security agreements, mortgages, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Agent for the benefit of the Secured Parties on account of the Secured Obligations.

(kkk) “Security Interest” has the meaning specified therefor in Section 2.

(lll) “Senior Agents” shall have the meaning given to that term in the Intercreditor Agreement.

(mmm) “Senior Credit Agreements” shall have the meaning given to it in the Intercreditor Agreement.

(nnn) “Senior Lien Obligations” shall have the meaning given to that term in the Intercreditor Agreement.

(ooo) “Senior Security Agreements” shall mean each of the Security Agreements (as defined in each of the Senior Credit Agreements).

(ppp) “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

(qqq) “Supporting Obligations” means supporting obligations (as such term is defined in the Code) and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.

(rrr) “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(sss) “Trademark Security Agreement” means each Trademark Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit D attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Secured Parties, a security interest in all their respective Trademarks.

(ttt) “URL” means “uniform resource locator,” an internet web address.

2. Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest hereinafter referred to as the “Security Interest” in all personal property of such Grantor whether now owned or hereafter acquired or arising and wherever located, including such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) all of such Grantor’s Accounts;

(b) all of such Grantor’s Books;

(c) all of such Grantor’s Chattel Paper;

(d) all of such Grantor’s interest with respect to any Deposit Account;

(e) all of such Grantor’s Equipment and fixtures;

(f) all of such Grantor’s General Intangibles;

(g) all of such Grantor’s Inventory;

(h) all of such Grantor’s Investment Related Property;

(i) all of such Grantor’s Negotiable Collateral;

(j) all of such Grantor’s rights in respect of Supporting Obligations;

(k) all of such Grantor’s interest with respect to any Commercial Tort Claims;

(l) all of such Grantor’s money, Cash Equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of Agent or any other member of the Secured Parties;

(m) all of the proceeds (as that term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, whatever is collected on, or distributed on account of any of the foregoing, any and all rights arising out of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, claims arising out of the loss, non-conformity, or interference with the use of, defects, or infringement of rights in, or damage to, any of the foregoing, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, insurance, or guaranty payable by reason of loss or non-conformity of, defects or infringement of rights in, or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Agent from time to time with respect to any of the Investment Related Property.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include (i) any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained, (ii) any intent-to-use trademark or service mark application for which a statement of use has not been filed and accepted with the United States Patent and Trademark Office if the grant of a Lien on or Security Interest in such intent-to-use trademark or service mark application would result in a cancellation or voiding of such intent-to-use trademark or service mark application (provided that such trademark or service mark application shall be included in the term “Collateral” immediately upon filing of a verified statement of use with respect thereto with the United States Patent and Trademark Office), (iii) any leasehold interest in Real Property, and (iv) any Deposit Account that is used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the employees of the Grantors; provided, however, that the exclusions in clause (i) shall in no way be construed (A) to apply to the extent that any described prohibition is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, (B) to limit, impair, or otherwise adversely affect the Secured Parties’ continuing security interests in and liens upon any rights or interests of any Grantor in or to (x) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (y) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter, license agreement, or Stock, or (C) apply to the extent that any consent or waiver has been obtained that would permit the security interest of lien notwithstanding the prohibition).

To the extent necessary and for so long as is required for a Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the Commission (or any other governmental agency), the Stock of any Subsidiary of the Parent shall not be included in the Collateral with respect to the Notes so affected and shall not be subject to the Liens securing such Notes or Permitted Additional Pari Passu Obligations.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement shall be a third priority lien on and security interest in Collateral and the exercise of any right or remedy by the Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the First Lien Termination Date, the requirements of this Agreement to deliver Collateral and any certificates, Instruments or Documents in relation thereto to the Agent shall be deemed satisfied by delivery of such Collateral and such certificates, Instruments or Documents in relation thereto to a Senior Agent (as bailee for the Agent).

3. Security for Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the Secured Parties, or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Secured Parties of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture, or other Security Documents, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, including without limitation the right to receive all cash dividend, distributions or other payments paid in respect of any Investment Related Property issued by a Subsidiary of a Grantor and held by a Grantor, subject to and upon the terms hereof and of the Indenture and the other Security Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence and during the continuance of an Event of Default and until Agent notifies the applicable Grantor of Agent’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

5. Representations and Warranties. Each Grantor hereby represents and warrants as follows:

(a) The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement or a written notice provided to Agent pursuant to Section 6(o).

(b) Schedule 7 attached hereto sets forth all Real Property owned by Grantors as of the Closing Date.

(c) As of the Closing Date, no Grantor has any interest in, or title to, any registered Copyrights or pending applications for registration of Copyrights, Intellectual Property Licenses (other than non-exclusive licenses granted by such Grantor under co-pack agreements in the ordinary course of business) material to the conduct of such Grantor’s business, registered Patents or pending applications for Patents, or registered Trademarks or applications for registration of Trademarks, except as set forth on Schedules 2, 3, 4, and 6, respectively, attached hereto. This Agreement is effective to create a valid and continuing Lien on all Copyrights, Intellectual Property Licenses, Patents and Trademarks (other than intent-to-use applications to which no verified statement of use has been filed) owned by each Grantor, to the extent a valid security interest therein can be created under the Code and by the filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office. Upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8 hereto, all action necessary or desirable to protect and perfect the Security Interest in and to on each Grantor’s Patents, Trademarks, or Copyrights owned by each Grantor, to the extent perfection may be achieved in the United States by such filing, has been taken or will have been taken, and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor, except as otherwise provided in the Code and subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the rights and remedies of creditors generally. No Grantor has any ownership interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified on Schedule 2 attached hereto which have been registered with the United States Copyright Office.

(d) This Agreement creates a valid security interest in the Collateral of each of Grantors, to the extent a valid security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 8 attached hereto. Upon the making of such filings, Agent shall have a third priority (subject to Permitted Collateral Liens) perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

(e) Except for the Security Interest created hereby, (i) each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Collateral Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date except to the extent that such Pledged Interests are sold or otherwise disposed of as permitted by the terms and conditions of the Indenture; (ii) all of the Pledged Interests that constitute the Stock owned by such Grantor

(other than Pledged Interests owned by such Grantor that are (x) limited liability companies or limited partnerships organized or formed under the laws of a jurisdiction within the United States or (y) Nova Scotia unlimited companies) are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on Schedule 5 hereto, as updated from time to time to reflect sales or dispositions of Pledged Interests permitted by Section 4.10 of the Indenture, and as supplemented or modified by any Pledged Interests Addendum or any Supplement to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Related Property pledged by such Grantor to Agent as provided herein; (iv) all actions necessary to perfect, establish the third priority (subject to Permitted Collateral Liens) of, or otherwise protect, Agent’s Liens in the Investment Related Property, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by the applicable Senior Agent or the Agent in accordance with the Intercreditor Agreement of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto (other than with respect to the pledge by Connors Bros. Holdings L.P. and Clover Leaf Dutch Holdings, LLC of membership rights in Clover Leaf Seafood Cooperatief U.S., which pledge shall be effected within the time period set forth in Section 4.24 of the Indenture ; and (v) each Grantor has delivered to and deposited with the applicable Senior Agent or the Agent in accordance with the Intercreditor Agreement (or, with respect to any Pledged Interests created or obtained after the Closing Date, will deliver and deposit in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally, (B) consents or approvals that have been already obtained as of the date hereof or the date on which Security Interest are granted on any additional Collateral after the date hereof, as applicable, (C) the filings of financing statements and other filings necessary to perfect the security interests granted thereby, (D) consents, approvals, notices or other action, the failure to obtain or make could not reasonably be expected to be material to the business of the Issuers and Guarantors taken as a whole and (E) pursuant to the Intercreditor Agreement. No Intellectual Property License to which such Grantor is a party requires any consent for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to any Copyrights, Patents, or Trademarks owned by Grantor or material Intellectual Property Licenses.

6. Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22 hereof:

(a) Possession of Collateral. In the event after the First Lien Termination Date that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, certificated Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, shall promptly (and in any event within 30 days of the acquisition thereof) endorse and deliver physical possession of such Negotiable Collateral, certificated Investment Related Property, or Chattel Paper to Agent, together with undated powers endorsed in blank; provided that Grantors shall have no obligation to comply with this Section 6(a) until such Negotiable Collateral, Investment Related Property, or Chattel Paper in which Grantors have an interest exceeds $25,000;

(b) Chattel Paper.

(i) Each Grantor after the First Lien Termination Date shall take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; provided that Grantors shall have no obligation to comply with this Section 6(b)(i) (x) until the aggregate value of electronic Chattel Paper in which Grantors have an interest exceeds $25,000 and (y) if the First Lien Termination Date has not occurred and no Senior Agent has requested that such Grantor take similar actions with respect to the Senior Lien Obligations;

(ii) If, after the First Lien Termination Date, any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Indenture), such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Deutsche Bank Trust Company Americas, as Agent for the benefit of the Secured Parties” or a legend including such language but also including a similar disclosure regarding other Permitted Collateral Liens; provided that Grantors shall have no obligation to comply with this Section 6(b)(ii) (x) until the aggregate value of Chattel Paper or instruments in which Grantors have an interest exceeds $25,000 and (y) if the First Lien Termination Date has not occurred and no Senior Agent has requested that such similar legend with respect to the Senior Lien Obligations be placed on such Chattel Paper;

(c) Control Agreements.

(i) Except for (a) Deposit Accounts with an aggregate amount of not more than $500,000 at any one time for all such Deposit Accounts, in the case of all the Grantors, (b) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the employee of the Grantors and (c) Deposit Account with an aggregate amount of not more than $750,000 (calculated at current exchange rates) at any one time for all such Deposit Accounts, in the case of all Subsidiaries that are not Grantors, each Grantor shall obtain an authenticated Control Agreement, from each bank maintaining a Deposit Account for such Grantor;

(ii) Each Grantor shall obtain an authenticated Control Agreement, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor;

(iii) Each Grantor shall obtain an authenticated Control Agreement with respect to all of such Grantor’s electronic chattel paper, investment property, and letter-of-credit rights;

(d) Letter-of-Credit Rights. Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly (and in any event within 2 Business Days after becoming a beneficiary), notify

Agent thereof and enter into a tri-party agreement with Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent’s Account; provided that no Grantor shall have any obligation to comply with this Section 6(d) if the First Lien Termination Date has not occurred and no Senior Agent has requested that such Grantor enter into a similar agreement with respect to the Senior Lien Obligations;

(e) Commercial Tort Claims. Each Grantor shall promptly (and in any event within 2 Business Days of receipt thereof), notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof involving a claim (individually or in the aggregate with all other Commercial Tort Claims) in excess of $25,000 and with respect to any Security Document, promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things necessary or required by law to give Agent a third priority (subject to Permitted Collateral Liens), perfected security interest in any such Commercial Tort Claim or do such acts or things performed for the Senior Agents pursuant to Section 6(e) of any of the Senior Security Agreements but in a manner that will give Agent a third priority (subject to Permitted Collateral Liens) perfected security interest in any such Commercial Tort Claim; provided, however, (x) that Grantors shall not be required to take any such actions to perfect Agent’s Lien on any Commercial Tort Claim involving a claim that is less than $25,000 and (y) no Grantor shall have any obligation to comply with this Section 6(e) if the First Lien Termination Date has not occurred and no Senior Agent has requested that such Grantor take similar actions with respect to the Senior Lien Obligations;

(f) Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within 5 Business Days of the creation thereof) notify Agent thereof in writing and execute any instruments or take any steps reasonably required by Agent after the First Lien Termination Date in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law (or take any steps performed for the Senior Agents pursuant to Section 6(f) of the Senior Security Agreements but in a manner that will provide that such contract or contracts will be assigned to Agent after the First Lien Termination Date, for the benefit of the Secured Parties);

(g) Intellectual Property.

(i) In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights; provided that no Grantor shall have any obligation to comply with this Section 6(g)(i) if the First Lien Termination Date has not occurred and no Senior Agent has requested that such Grantor enter into a similar agreement with respect to the Senior Lien Obligations;

(ii) Subject to the last sentence of this Section 6(g)(ii), each Grantor shall (A) take such steps as it, in its reasonable business judgment, determines to be advisable to enforce and defend such Grantor’s owned Intellectual Property, which may include suing for infringement, misappropriation, or dilution of its owned Intellectual Property, as applicable, and to recover any and all damages related to such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable action to preserve and maintain such Grantor’s owned Trademarks, Patents and Copyrights, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, as applicable. Notwithstanding the foregoing, a Grantor may abandon or dedicate to the public, or decline to assert, defend or enforce Trademarks, Patents, or Copyrights owned by such Grantor that, in such Grantor’s reasonable business judgment, are not material to the operation of such Grantor’s business, or have no significant economic value to such Grantor;

(iii) Grantors acknowledge and agree that the Secured Parties shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 6(g), Grantors acknowledge and agree that no member of the Secured Parties shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but any member of the Secured Parties may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower;

(iv) In the event that any Grantor files an application for the registration of any Copyright with the United States Copyright Office, or an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, Grantor shall concurrently with the quarterly and annual reports required under Section 4.3 of the Indenture provide to Agent written notice of such filings. Grantor shall thereafter comply with the covenants set forth above in Section 6(g)(i) with respect to any such filings.

(h) Investment Related Property.

(i) If any Grantor shall receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within 5 Business Days of receipt thereof) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii) All sums of money and property paid or distributed in respect of the Investment Related Property which are received by any Grantor shall be held by the Grantors in trust for the benefit of the Senior Agents and the Agent if the First Lien Termination Date has not occurred and the Agent if the First Lien Termination Date has occurred segregated from such Grantor’s other property, and after the First Lien Termination Date, such Grantor shall deliver it forthwith to Agent in the exact form received; provided, however, that, so long as no Event of Default has occurred and is continuing, the provisions of this Section 6(h)(ii) shall not apply with respect to any payment or distribution of money or property (x) from any Subsidiary of a Grantor to such Grantor to the extent permitted under the Indenture so long as such money or property is thereafter subject to the Security Interest or (y) from any Grantor or any Subsidiary of a Grantor to any Person, to the extent permitted pursuant to the terms and conditions of Section 4.7 of the Indenture;

(iii) Each Grantor shall promptly deliver to Agent a copy of each notice or other communication received by it in respect of any Pledged Interests;

(iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement that could reasonably be expected to be materially adverse to the interests of the Secured Parties, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Security Documents that could be reasonably be expected to be materially adverse to the interests of the Secured Parties;

(v) Each Grantor agrees that it will use its commercially reasonable efforts to obtain all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof; provided, however, that if the First Lien Termination Date has not occurred in no event shall any Grantor be required to take any action pursuant to this Section 6(h) that it is not required to take or does not take under the Senior Security Agreements;

(vi) As to all limited liability company or partnership interests owned by such Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities required to be registered under the Investment Company Act of 1940, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction;

(i) Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property it will promptly notify Agent of the acquisition of such Real Property within five (5) Business Days of such acquisition and grant to Agent, for the benefit of the Secured Parties, a third priority (subject to Permitted Collateral Liens) Mortgage on such fee interest in Real Property now or hereafter owned by such Grantor and shall deliver such other documentation and opinions, in connection with the grant of such Mortgage as required hereunder (except that, prior to the First Lien Termination Date, in no event shall any Grantor be required to deliver any documentation or opinion that is not delivered to the Senior Agents), including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith; provided, that, notwithstanding the foregoing, such requirements with respect to after-acquired Real Property shall not exceed the requirements set forth in the Indenture with respect to Real Property owned by a Grantor. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, and subject to the rights of any applicable landlord or sublandlord, such landlord’s or sublandlord’s mortgage or other party having rights in the subject real property, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;

(j) Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except expressly permitted by the Indenture, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Collateral Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in the Indenture, this Agreement or the other Security Documents;

(k) Other Actions as to Any and All Collateral. Each Grantor shall promptly (and in any event within 5 Business Days of acquiring or obtaining such Collateral) notify Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise) evidencing obligations in excess of $25,000, documents (as defined in Article 9 of the

Code) in an amount in excess of $25,000, promissory notes (as defined in the Code) (other than with respect to intercompany notes) in a face amount in excess of $25,000, or instruments (as defined in the Code) in an amount in excess of $25,000, or (ii) any amount payable in excess of $25,000 under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of a Senior Agent with respect to any Security Documents, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property to the applicable Senior Agent or the Agent in accordance with the Intercreditor Agreement and do such other acts or things necessary or required by law to protect Agent’s Security Interest therein;

(l) Controlled Accounts.

(i) [Reserved].

(ii) Each Controlled Account Bank shall establish and maintain Controlled Account Agreements with Agent and the applicable Grantor. Each such Controlled Account Agreement shall provide, among other things, that (a) the Controlled Account Bank (in its capacity as depositary institution) will comply with any instructions originated by Agent after the First Lien Termination Date directing the disposition of the funds in such Controlled Account without further consent by the applicable Grantor; (b) the Controlled Account Bank (in its capacity as a depositary institution) has no rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment; and (c) upon the instruction of the Agent, after the First Lien Termination Date (an “Activation Instruction”), the Controlled Account Bank will forward by daily sweep all amounts in the applicable Controlled Account to the Agent’s Account. Agent agrees not to issue an Activation Instruction with respect to the Controlled Accounts unless it has received written notification that an Event of Default has occurred and is continuing at the time such Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to rescind any Activation Instruction previously issued (the “Rescission”) if: (x) the Event of Default upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of this Agreement or the Indenture, (y) no additional Event of Default has occurred and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission and (z) the First Lien Termination Date has not occurred.

(iii) So long as no Default or Event of Default has occurred and is continuing, Issuers may amend Schedule 6(l) to add or replace a Controlled Account Bank or Controlled Account; provided, however, that prior to the time of the opening of such Controlled Account, the applicable Grantor and such prospective Controlled Account Bank shall have executed and delivered to Agent a Controlled Account Agreement; and

(m) Motor Vehicles. With respect to each motor vehicle with a value in excess of $25,000 owned by any Grantor, Grantor shall deliver to the applicable Senior Agent or the Agent in accordance with the Intercreditor Agreement, a certificate of title for each such motor vehicle and shall cause a title certificate to be filed (with the Agent’s Lien noted thereon) in the appropriate state motor vehicle filing office; provided, however, that Grantors shall not be required to take any such actions to perfect Agent’s Lien on any motor vehicle with a value that is less than $25,000 or with respect to any vehicle for which the Senior Agents’ Lien is not noted on the title certificate pertaining to such vehicle.

(n) Vessels. It being acknowledged and agreed that Grantors shall not be required to take any actions to perfect Agent’s Lien on any vessel with a value that is less than $25,000.

(o) Change Name. No Grantor will change such Grantor’s name, organizational and/or incorporation identification number or jurisdiction of organization or incorporation except in the event such Grantor provides at least 10 days prior written notice to Agent of such change and takes all actions necessary to maintain perfection and priority of the security interests created hereunder at all times following such change.

Notwithstanding anything herein to the contrary, in the event any of the covenants set forth herein (other than with respect to any UCC filings and intellectual property filings) can not be satisfied due to the Agent’s inability or unwillingness to sign any of the requested documents or deliver any property, after the Grantors have used commercially reasonable efforts to have such documents executed by the Agent, such covenant shall be deemed satisfied.

7. Reconveyance of Clam Quotas and Cage Tags. Upon written notification from the Noteholders that all Secured Obligations (other than unasserted contingent indemnity and expense reimbursement obligations) have been paid in full, the Agent shall execute and deliver to Issuers or their designees an original Request for Surf Claim-Ocean Quahog Transfer (in the form provided by the Issuers) to transfer permanently back to Issuers or their designee all Clam Quotas and Cage Tags, if any, then held by Agent.

8. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Security Documents referred to below in the manner so indicated.

(a) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder.

9. Further Assurances.

(a) Subject to the terms of the Intercreditor Agreement, each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may reasonably request, in order to perfect and protect the Security Interest and liens granted or purported to be granted hereby or by the other Security Documents or to enable Agent to exercise and enforce its rights and remedies hereunder or under the other Security Documents with respect to any of the Collateral. For the avoidance of doubt, it is the Grantors primary responsibility to use their commercially reasonable efforts to establish, maintain and preserve the perfection of the Security Interests or Mortgaged Property.

(b) Each Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as may be necessary or as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby. For the avoidance of doubt, it is the Grantors primary responsibility to use their commercially reasonable efforts to establish, maintain and preserve the perfection of the Security Interests.

(c) Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(e) Each Grantor agrees that, in the event any Grantor takes any action to grant or perfect a Security Interest in favor of a Senior Agent in any assets, such Grantor shall also use commercially reasonable efforts to take such action to grant or perfect a Security Interest in favor of the Agent to secure the Secured Obligations.

(f) It is the Grantors’ primary responsibility to use their commercially reasonable efforts to establish, maintain and preserve the perfection of the Security Interests.

10. Agent’s Right to Perform Contracts, Exercise Rights, etc. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) (a) may (but shall not be obligated to) proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of Agent or any of its nominees.

11. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Indenture, to take any action and to execute any instrument required by law to accomplish the purposes of this Agreement, including (but subject to the Intercreditor Agreement and the occurrence of the First Lien Termination Date):

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;

(c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g) Agent on behalf of the Secured Parties shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

12. Agent May Perform. Subject to the Intercreditor Agreement, if any of Grantors fails to perform any agreement contained herein, Agent (or its designees or agents) may (but shall be under no obligation to) itself perform, or cause performance of, such agreement, and the reasonable, documented, out-of-pocket expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

13. Agent’s Duties. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

14. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default after the First Lien Termination Date and subject to the Intercreditor Agreement, Agent or Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to Agent, for the benefit of the Secured Parties, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Security Documents.

15. Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are registered or qualified under the various federal or state securities laws of the United States and disposition thereof after the First Lien Termination Date and an Event of Default has occurred and is continuing may be restricted to one or more private (instead of public) sales in view of the lack of such registration (any Pledged Interests of a Subsidiary or otherwise that are not registered or qualified under various federal or state securities laws of the United States are referred to herein as the “Private Pledged Interests”). Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Private Pledged Interests or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner and the Agent shall incur no liability in connection with such sale (other than as a result of its gross negligence or willful misconduct).

16. Voting Rights.

(a) Upon the occurrence and during the continuation of an Event of Default and after the First Lien Termination Date, (i) Agent may, at its option, and with 2 Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent and the other members of the Secured Parties or the value of the Pledged Interests.

17. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Agent may, and, at the written instruction of the Required Secured Debtholders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Security Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent acting pursuant to the Secured Parties written instructions, assemble all or part of the Collateral as directed by Agent acting pursuant to the Secured Parties written instructions and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Upon the occurrence and during the continuance of an Event of Default, for the purpose of enabling Agent to exercise its rights and remedies under this Agreement, each Grantor hereby grants to Agent (or its designees or agents) a license to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements (if so permitted under such license, sublicense, or other agreements), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Agent.

(c) Upon the occurrence and during the continuance of an Event of Default, Agent may, in addition to other rights and remedies provided for herein, in the other Security Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any of Grantors or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any of Grantors’ Deposit Accounts in which Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Agent, and (ii) with respect to any of Grantors’ Securities Accounts in which the Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.

(d) (i) Upon the occurrence and during the continuance of an Event of Default, any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral or Real Property subject to a Mortgage shall be applied against the Secured Obligations as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses, taxes and other amounts (including fees, charges and disbursements of counsel to the Agent) payable to the Agent, the Trustee and each Additional Pari Passu Agent in their respective capacities as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities, principal, interest and other amounts payable to the Secured Parties (without priority of any one over any other) in proportion to the unpaid amounts of Secured Obligations with such proceeds applied (i) as among the holders of the Notes, as set forth in the Indenture and (ii) as among the among the holders of Permitted Additional Pari Passu Obligations, as set forth in the applicable Additional Pari Passu Debt Documents; and

Last, the balance, if any, after all of the Secured Obligations have been paid in full (other than contingent indemnification obligations), to the Issuers or as otherwise required by Law.

In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(ii) In making the determination and allocations required by this Section 17(d), the Agent may conclusively rely upon information supplied by (i) the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations (as defined in the Indenture) and (ii) the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Permitted Additional Pari Passu Obligations and the Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information (other than as a result of the Agent’s gross negligence or willful misconduct); provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Agent pursuant to this Section 17(d) shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Agent shall have no duty to inquire as to the application by an Additional Pari Passu Agent of any amounts distributed to such Person.

(iii) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 17(d).

(e) Agent shall have the right to the appointment of a receiver for the properties and assets of each of Grantors, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantors may have thereto or the right to have a bond or other security posted by Agent.

18. Remedies Cumulative. Each right, power, and remedy of Agent as provided for in this Agreement or in the other Security Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Security Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent of any or all such other rights, powers, or remedies.

19. Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify Agent and the other members of the Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys fees but excluding allocated costs of internal counsel) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Security Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Indenture, the repayment of the Secured Obligations and the resignation or removal of the Agent.

(b) Grantors, jointly and severally, shall, upon demand, pay to Agent all reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) which Agent may incur in connection with (i) the administration of this Agreement or any other Security Document, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral or Mortgaged Property in accordance with this Agreement and the other Security Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or any other Security Document or (iv) the failure by any of Grantors to perform or observe any of the provisions hereof or any other Security Document.

(c) Each Grantor agrees to indemnify the Agent from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out of pocket fees and disbursements of attorneys (other than the allocated costs of internal counsel) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any Mortgaged Property or any Environmental Actions, Environmental Liabilities and costs or Remedial Actions related in any way to any such Mortgaged Property, excluding any such claims, lawsuits or liabilities to the extent resulting from Hazardous Materials first brought on to or released at the Mortgaged Property, or violations of applicable environmental laws, rules, or regulations by Agent, after foreclosure by the Agent under the Security Documents or that resulted from the gross negligence or willful misconduct of an indemnified party.

21. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE INDENTURE AND THE OTHER SECURITY DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each of Grantors to which such amendment applies with the consent, if any, of the Secured Parties required by the Indenture and any Additional Pari Passu Agreement; provided that in the event of an amendment of any provision of any of the Senior Security Agreements, the corresponding provision of this Agreement shall automatically be amended, without the consent of the Agent, on identical or substantially similar terms to such amendment, except for amendments releasing Liens on all or substantially all of the Collateral.

22. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Indenture, and to any of the Grantors at their respective addresses specified in the Indenture or Guarantee, as applicable, to any Additional Pari Passu Agent, at its address specified in the Additional Pari Passu Joinder Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

23. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations (other than contingent indemnification obligations) have been paid in full in cash in accordance with the provisions of the Indenture, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Upon (i) payment in full in cash of the Obligations (other than contingent indemnification obligations) in accordance with the provisions of the Indenture, (ii) sale or disposition of property if a release is required or desirable in connection therewith and if Issuers certify in writing to Agent that the sale or disposition is permitted under Section 4.10 of the Indenture or the other Security Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) determination that property in which the Grantors and their respective Subsidiaries owned no interest at the time the Agent’s Lien was granted nor at any time thereafter, or (iv) expiration or termination of a lease of property in a transaction permitted under the Indenture, the Security Interest granted hereby shall terminate with respect to the applicable Collateral and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, Agent will, subject to the terms and provisions of the Indenture, execute and deliver to the applicable Grantor such documents (as provided by such Grantor) including the filing of UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, reassignment of Clam Quotas to the Issuers, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form), as are necessary or desirable to such Grantor to release, as of record, any and all Liens and all notices of security interests and liens previously filed by Agent with respect to such Collateral. Except as provided in the immediately preceding sentence, no transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture, any other Security Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any additional Notes or any Additional Pari Passu Obligations, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Secured Parties, or any of them, shall release any of Grantors from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Indenture. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

24. Governing Law.

THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT AND EACH GRANTOR HEREBY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 23(b).

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER SECURITY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND

EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

25. New Subsidiaries. Pursuant to Section 4.17 of the Indenture, and/or any provision of an Additional Pari Passu Agreement any new direct or indirect Subsidiary (whether by acquisition or creation) of Grantor (other than a Grantor that is a Foreign Subsidiary) is required to enter into this Agreement by executing and delivering in favor of Agent a supplement to this Agreement in the form of Annex 1 attached hereto. Upon the execution and delivery of Annex 1 by such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

26. Permitted Additional Pari Passu Obligations. On or after the Issue Date, the Issuers may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by the chief financial officer of any Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation of such obligations complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement, (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee) and (iv) stating that the Grantors have complied with their obligations under Section 6; (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit B); and (c) an Opinion of Counsel to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture and each then extant Additional Pari Passu Agreement (upon which the Agent may conclusively and exclusively rely).

27. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of the Secured Parties.

28. Intercreditor Matters. By accepting the benefits of this Agreement and the other Security Documents, each Secured Party agrees that it is bound by the terms of the Intercreditor Agreement applicable to such Secured Party.

29. Release of Liens. (a) Liens securing the Notes shall be released as provided in the Indenture and Liens securing the Permitted Additional Parri Passu Obligations shall be released as provided in the Additional Pari Passu Agreement governing such obligations. Liens securing the Notes and Liens securing the Permitted Additional Parri Passu Obligations shall be automatically and without the need for any further action be released:

(i) in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(ii) in whole upon:

(1) satisfaction and discharge of the Indenture under Section 8.2(b) thereof; or

(2) a defeasance or covenant defeasance of the Indenture under Article VIII thereof;

(iii) in part, as to any property that (i) is sold, transferred or otherwise disposed of by an Issuer or any Guarantor (other than to an Issuer or another Guarantor) in a transaction not prohibited by the Indenture at the time of such transfer or disposition or (ii) is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee (as defined in the Indenture), concurrently with the release of such Note Guarantee;

(iv) in whole or in part, in accordance with the applicable provisions of the Intercreditor Agreement to the extent that the holders of the first and second priority release their first and second priority Liens (including with respect to dispositions of Collateral), other than in connection with a discharge of first and second priority obligations.

(b) In the event that any Lien is to be released pursuant to this Section 29, and any Grantor requests that the Agent furnish a written disclaimer, release or quitclaim of any interest in such property under the Security Documents, upon receipt of an officer’s certificate and an opinion of counsel to the effect that such release complies with this Section 29 and specifying the provision in Section 29(a) pursuant to which such release is being made (upon which the Agent may exclusively and conclusively rely), the Agent shall execute, acknowledge and deliver to such Grantor such an instrument in the form provided by such Grantor, and providing for release without recourse and shall take such other action as such Grantor may reasonably request and is necessary to effect such release.

30. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Agreement agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

31. Force Majeure. The Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility) for so long as such occurrence continues; provided, however, that the Agent agrees to use commercially reasonable efforts to perform such act, duty, obligation or responsibility notwithstanding such occurrence.

32. Commercially Reasonable Efforts. Notwithstanding anything to the contrary contained herein (a) no Grantor shall be in default or breach hereunder for failure to take any action hereunder if the Grantor used its commercially reasonable efforts to take such action and (b) if the First Lien Termination Date has not occurred, no Grantor shall be required to take any action hereunder if a similar action is not required to be taken under the Senior Security Agreements.

33. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e) Unless the context of this Agreement or any other Security Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Security Document refer to this Agreement or such other Security Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Security Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Security Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Security Document to the satisfaction or repayment in full of the Secured Obligations shall mean the repayment in full in cash of all Obligations other than unasserted contingent indemnification Secured Obligations that are not required by the provisions of the Indenture to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Security Document shall be satisfied by the transmission of a Record.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:	BUMBLE BEE FOODS, LLC,
a Delaware limited liability company

	By:	/s/ Kent McNeil
		Name:	Kent McNeil
		Title:	Executive Vice President and Chief
Financial Officer

STINSON SEAFOOD (2001), INC.
a Delaware corporation

	By:	/s/ Kent McNeil
		Name:	Kent McNeil
		Title:	Executive Vice President and Chief
Financial Officer

BUMBLE BEE HOLDINGS, INC., formerly known as Castleberry’s Food Company, a Georgia corporation

	By:	/s/ Kent McNeil
		Name:	Kent McNeil
		Title:	Executive Vice President and Chief
Financial Officer

CLOVER LEAF HOLDINGS COMPANY, a Nova Scotia unlimited company

	By:	/s/ Kent McNeil
		Name:	Kent McNeil
		Title:	Treasurer

CONNORS BROS. CLOVER LEAF SEAFOODS COMPANY,
a Nova Scotia unlimited company

	By:	/s/ Kent McNeil
		Name:	Kent McNeil
		Title:	Treasurer

6162410 CANADA LIMITED,
a corporation formed under the federal laws of Canada

By:	/s/ Gary Ware
	Name:	Gary Ware
	Title:	Treasurer

K.C.R. FISHERIES LTD.,
a corporation formed under the laws of New Brunswick

By:	/s/ Gary Ware
	Name:	Gary Ware
	Title:	Vice President and Treasurer

BB ACQUISITION (PR), L.P., a Delaware limited partnership

By:	Bumble Bee International (PR), Inc. its General Partner

By:	/s/ Kent McNeil
	Name:	Kent McNeil
	Title:	Executive Vice President and Chief
Financial Officer

BUMBLE BEE INTERNATIONAL (PR), INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:	/s/ Kent McNeil
	Name:	Kent McNeil
	Title:	Executive Vice President and Chief Financial Officer

CLOVER LEAF DUTCH HOLDINGS, LLC
a Delaware limited liability company

By:	/s/ Kent McNeil
	Name:	Kent McNeil
	Title:	Executive Vice President and Chief
Financial Officer

BUMBLE BEE CAPITAL CORP.
a Delaware corporation

By:	/s/ Kent McNeil
	Name:	Kent McNeil
	Title:	Executive Vice President and Chief
Financial Officer

CONNORS BROS. HOLDINGS, L.P.,
a Delaware limited partnership

By:	CB Holdings GP, LLC, its general partner

By:	/s/ John Stiker
	Name:	John Stiker
	Title:	Vice President and Secretary

AGENT:	DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Agent

	By:	Deutsche Bank National Trust Company

	By:	/s/ Cynthia Powell
		Name:	Cynthia J. Powell
		Title:	Vice President

	By:	/s/ David Contino
		Name:	David Contino
		Title:	Vice President

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None

SCHEDULE 2

COPYRIGHTS

Copyright Registrations with the U.S. Copyright Office	Owner[1]	Year of Registration
“Facts on Salmon” for text	Bumble Bee Seafoods, Inc.	1980

“Bumble Bee Telecommunications software” for a computer file	Bumble Bee Seafoods, Inc.	1989

“Figaro tuna cat food” for visual material	Bumble Bee Seafoods, Inc.	1969

“The tuna tune; jingle” for recorded document/musical score	Bumble Bee Seafoods, Inc.	1972

[1]

Copyright is registered to Bumble Bee Seafoods, Inc. as of the date hereof. Bumble Bee Foods, LLC is permitted to use the corporate name “Bumble Bee Seafoods, Inc.”, and a name change is being filed with the U.S. Copyright Office on the date hereof.

SCHEDULE 3

INTELLECTUAL PROPERTY LICENSES

1.	TRADEMARK LICENSES

Licensee	Licensor	IP Licensed	Date
Bumble Bee Foods, LLC, as successor by merger to Sweet Sue Acquisition, LLC	Sara Lee Foods, Inc	License for the following trademarks:	January 14, 2005
Bryan & Shadow Design (Guatemala, Reg. no. 78496)
Bryan & Shadow Design (Honduras, Reg. no. 59160)
Bryan & Shadow Design (Nicuragua, Reg. no. 26604)
Bryan Logo (Panama, Reg. no. 59936)
Bryan (U.S., Reg. no. 2216333)
Bryan the Flavor of the South & Design (U.S., Reg. no. 2453802)
Bryan & Shadow Design (U.S., Reg. no. 1902897)

Norwegian Jake’s	Bumble Bee Foods, LLC	License for Bumble Bee’s name and federally registered trademark (Reg. no. 2924759, 2896903)	February 19, 2006

Seafman, C.A. - Sociedad Ecuatoriana de Alimentos Y Frigorificos Manta	Bumble Bee Foods, LLC	License to use following trademarks:	February 19, 2006
In Columbia: “Bumble Bee” (Reg. no. 152582) and Bumble Bee Brand and Design (Reg. no. 120739)
In Uruguay: “Bumble Bee” (Reg. no. 324665) and Bumble Bee and One Bee Design (Reg. no. 354501)
In Venezuela: “Bumble Bee” (Reg. no. 112829)

Atunec S.A.	Bumble Bee Foods, LLC	License to use following trademarks in Columbia: “Bumble Bee” (Reg. no. 152582) and Bumble Bee Brand and Design (Reg. no. 120739)	July 2008

Oakfield Farms	Bumble Bee Foods, LLC	License to use the following trademarks: “Bumble Bee” (Reg. no. 2896903) and Bumble Bee and One Bee Design (Reg. no. 2924759)	July 17, 2008

King Oscar, Inc.	Bumble Bee Foods, LLC (f/k/a, Bumble Bee Seafoods, Inc.)	License to use the Trademarks and Trade Name: The “Brunswick” brand name, and the Brunswick fishing boat logo.	November 25, 2004, as amended January 10, 2006

Bumble Bee Foods, LLC (f/k/a, Bumble Bee Seafoods, Inc.)	Conopco Inc. d/b/a Unilever Bestfoods	License to use the Trademark: HELLMANN’S	Unexecuted, draft dated March 2002

Bumble Bee Foods, LLC (f/k/a, Bumble Bee Seafoods, Inc.)	Conopco Inc. d/b/a/ Unilever Bestfoods	License to use the Trademarks: KING OSCAR, SPIRIT OF NORWAY and TINY TOTS	July 24, 2002, assigned to Bumble Bee Seafoods Inc. on May 19, 2003

Bumble Bee Foods, LLC	Costco Wholesale Corporation	License to use the Trademarks: KIRKLAND SIGNATURE logo, KIRKLAND SIGNATURE guarantee	May 13, 2003

Bumble Bee Foods, LLC	American Heart Association	License to use the Trademark: AHA heart-check certification mark	September 7, 2006

Bumble Bee Foods, LLC	Good Housekeeping	License to use the Trademark: Good Housekeeping seal	April 1, 2007

Bumble Bee Foods, LLC	Y-ME National Breast Cancer Organization	License to use the Trademarks: Y-ME National Breast Cancer Organization name and pink ribbon logo	February 4, 2008

Bumble Bee Asia Limited	Bumble Bee Foods, LLC	License to use BUMBLE BEE trade name	No written agreement in place

2.	PATENT LICENSES

Amended and Restated License Agreement dated October 8, 2009, between BBF and Muscle Protein Foods, Inc.

3.	SOFTWARE LICENSES

(i) Software License Agreement dated December 28, 2006, between SAP America Inc. and Bumble Bee Foods, LLC, including all appendices and schedules thereto.

(ii) Software License and Services Agreement dated December 28, 2006 between CAS Systems of America, Inc. and Bumble Bee Foods, LLC.

SCHEDULE 4

PATENTS

Patent Applications

Invention	Inventor(s)	Owner	Country	Application Number	Filing Date
Meat Concentrate Process	Christopher C. Riley Heather Hudson	Bumble Bee Foods LLC	U.S.	12/031626	February 14, 2007

Composition Derived From a Meat Source and Processes for Making and Using Composition	Heather Hudson and Derek Ray Bader	Bumble Bee Foods LLC and MPF, Inc.	U.S.	12/271,783; PET/US 2008/012830	November 14, 2008

SCHEDULE 5

PLEDGED COMPANIES

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.
Bumble Bee Foods, LLC	BB Acquisition (PR), L.P.	100%	Limited Partnership Interest	100% of Limited Partnership Interests	1

Bumble Bee International (PR), Inc.	BB Acquisition (PR), L.P.	100%	General Partnership Interest	100% of General Partnership Interest (1% of Interests)	2

Bumble Bee Foods, LLC	Bumble Bee International (PR), Inc.	100	Ordinary shares	100%	001

Connors Bros. Clover Leaf Seafoods Company	6162410 Canada Limited	100	Common Shares	100%	4

Connors Bros. Clover Leaf Seafoods Company	K.C.R. Fisheries Ltd.	70	Common Shares	100%	C-2

Connors Bros. Holdings, L.P.	Clover Leaf Dutch Holdings, LLC	N/A	Membership Interests	100%	N/A

Bumble Bee Foods, LLC	Bumble Bee Capital Corp.	100%	Common Shares	100%	1

Bumble Bee Holdings, Inc.	Bumble Bee Foods, LLC	100%	Membership Interests	100%	N/A

Stinson Seafood (2001), Inc.	Bumble Bee Holdings, Inc.	100%	Common Shares	100%	N/A

Clover Leaf Holding Company	Connors Bros. Clover Leaf Seafoods Company	100%	Common Shares	100%	1

Connors Bros. Holdings, L.P.	Stinson Seafood (2001), Inc.	100%	Common Shares	100%	N/A

SCHEDULE 6

TRADEMARKS

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
Trademarks owned by Bumble Bee Foods, LLC

FIGARO	Aruba	17711	Registered	February 6, 1996

SNOW’s and Design	Benelux	310807	Registered	April 4, 1972

BUMBLE BEE	Bolivia	68727-A	Registered	March, 28 1996

FIGARO	Bolivia	60847	Registered	March 28, 1996

BUMBLE BEE	Brazil	817425713	Registered	July 8, 1997

FIGARO	Brazil	817425730	Registered	April 18, 1995

Bee & Design	Canada	TMA140375	Registered	May 21, 1965

BUMBLE BEE	Canada	TMA130895	Registered	May 3, 1963

DOXSEE	Canada	489806	Registered	February 12, 1998

SNOW’s and Ship Design	Canada	461185	Registered	August 16, 1996

BUMBLE BEE	China P.R.	279565	Registered	February 28, 1987

SWEET SUE	China P.R.	746287	Registered	May 21, 1995

BUMBLE BEE	Colombia	152582	Registered	February 23, 1994

BUMBLE BEE Brand and Design	Colombia	120739	Registered	August 28, 1989

CLOVER LEAF	Colombia	271349	Registered	July 2, 2003

FIGARO	Colombia	185770	Registered	December 29, 1995

TUXEDO	Colombia	152586	Registered	February 23, 1994

SNOW’s	Community Trademark	809574	Registered	September 20, 1999

SNOW’s and Design	Community Trademark	838433	Registered	November 23, 1999

BUMBLE BEE	Germany	645343	Registered	April 22, 1986

SWEET SUE	Guatemala	81622	Registered	December 22, 1996

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
BUMBLE BEE	Guyana	18,289A	Registered	October 13, 2000

BUMBLE BEE	Hong Kong	301047375	Filed	February 4, 2008

BUMBLE BEE and One Bee Design	Israel	72835	Registered	June 23, 1989

BUMBLE BEE	Norway	90642	Registered	March 29, 1974

PICNIC	Philippines	107108	Filed	March 29, 1996

BUMBLE BEE BRAND (Stylized)	Portugal	183258	Registered	November 17, 1980

BUMBLE BEE	Serbia-Montenegro	21971	Registered	December 16, 1976

BUMBLE BEE	South Korea	743694	Registered	April 14, 2008

BUMBLE BEE and One Bee Design	Surinam	9774	Registered	April 24, 1978

BUMBLE BEE	Ukraine	UA 32990	Registered	July 15, 2003

Bee Design	United States	581074	Registered	October 13, 1953

Bee in Chef’s Hat Design	United States	3652458	Registered	July 7, 2009

BEEWELL MILES	United States	3648361	Registered	June 30, 2009

BEEWELL FOR LIFE	United States	77/814681	Filed	August 27, 2009

BUMBLE BEE	United States	2896903	Registered	October 26, 2004

BUMBLE BEE	United States	3110474	Registered	June 27, 2006

BUMBLE BEE and Single Bee Design	United States	1010513	Registered	May 13, 1975

Bumble Bee in Port Hole Design	United States	2924759	Registered	February 8, 2005

BUMBLE BEE SENSATIONS	United States	3167917	Registered	November 7, 2006

BUMBLE BEE YUM	United States	77/519142	Filed	July 10, 2008

Cat and Fiddle Design	United States	1576676	Registered	January 9, 1990

CORAL	United States	3560944	Registered	January 13, 2009

CORAL (Stylized)	United States	557331	Registered	April 8, 1952

DE JEAN’S	United States	2810381	Registered	February 3, 2004

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
DOXSEE	United States	961638	Registered	June 19, 1973

FIGARO	United States	717277	Registered	June 20, 1961

FROM THE KITCHENS OF SWEET SUE	United States	2847741	Registered	June 1, 2004

GULF BELLE	United States	1162943	Registered	July 28, 1981

HOPE FARM	United States	1000317	Registered	December 24, 1974

LIFE IS FULL OF FLAVOR, EAT IT UP	United States	77/519137	Filed	July 10, 2008

MARVELOUS (Stylized)	United States	538007	Registered	February 20, 1951

OCEAN’S HARVEST	United States	1629296	Registered	December 25, 1990

ORLEANS	United States	2262099	Registered	July 20, 1999

ORLEANS and Design	United States	667858	Registered	September 30, 1958

PICNIC	United States	1895207	Registered	May 23, 1995

PRAIRIE BELT	United States	2338271	Registered	April 4, 2000

PRAIRIE BELT and Boy Design	United States	2357185	Registered	June 13, 2000

PRIME FILLET	United States	2835584	Registered	April 20, 2004

PRIME FILLET	United States	3203187	Registered	January 23, 2007

PRIME FILLET	United States	3505145	Registered	September 23, 2008

READY GRAVY	United States	3019080	Registered	November 29, 2005

SAVOY	United States	78/860421	Filed	April 12, 2006

SNOW’S	United States	1528450	Registered	March 7, 1989

SNOW’S	United States	2502482	Registered	October 30, 2001

SNOW’S	United States	740724	Registered	November 13, 1962

SNOW’S and Ship Design	United States	1146250	Registered	January 20, 1981

SNOW’S and Ship Design	United States	1532202	Registered	March 28, 1989

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
SNOW’S THE CHOWDER PEOPLE	United States	2502490	Registered	October 30, 2001

SWEET SUE	United States	1033998	Registered	February 17, 1976

SWEET SUE	United States	3194038	Registered	January 2, 2007

SWEET SUE and Girl Design	United States	2338247	Registered	April 4, 2000

TOUCH OF LEMON	United States	2856581	Registered	June 22, 2004

TUXEDO (Stylized)	United States	555078	Registered	February 19, 1952

WILD SELECTIONS	United States	3669843	Registered	August 18, 2009

Castleberry’s Meat Talk	United States	3025904	Registered	December 13, 2005

Clamemo	United States	3026013	Registered	December 13, 2005

Gulf Belle (and Design)	United States	0686427	Registered	October 6, 1959

Make-it-Fresh	United States	1011631	Registered	May 27, 1975

Ready Gravy	United States	3019080	Registered	November 29, 2005

Royal Reef	United States	1553895	Registered	August 29, 1989

BUMBLE BEE and Two Bee Design	Aruba	15752	Registered	July 15, 1992

BUMBLE BEE	Barbados	81/12770	Registered	December 20, 2001

BUMBLE BEE	Brazil	817425713	Registered	July 8, 1997

BUMBLE BEE and One Bee Design	Brazil	6994261	Registered	September 25, 1979

SWIFT WATER Design	Canada	264745	Registered	December 4, 1981

BUMBLE BEE	Chile	415478	Registered	October 28, 1993

BUMBLE BEE and One Bee Design	Chile	xxx111	Registered	January 21, 1983

FIGARO	Chile	711741	Registered	December 16, 2004

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
BUMBLE BEE	Community Trademark	2355667	Registered	August 28, 2001

BUMBLE BEE	Costa Rica	85435	Registered	January 10, 1994

BUMBLE BEE and Two Bee Design	Costa Rica	85432	Registered	January 10, 1994

FIGARO	Costa Rica	85431	Registered	January 10, 1994

TUXEDO	Costa Rica	85436	Registered	January 10, 1994

BUMBLE BEE	Dominican Republic	58838	Registered	August 15, 1993

FIGARO	Dominican Republic	58835	Registered	August, 15 1993

TUXEDO	Dominican Republic	58837	Registered	August 15, 1993

BUMBLE BEE	Egypt	67319	Registered	May 3, 1986

BUMBLE BEE and One Bee Design	Egypt	74693	Registered	June 19, 1989

BUMBLE BEE	El Salvador	216	Registered	October 17, 2001

PARAMOUNT	Fiji Islands	151/2001	Registered	April 27, 2001

BUMBLE BEE	Finland	67834	Registered	September 5, 1978

BUMBLE BEE	Greece	51306	Registered	March 19, 1975

BUMBLE BEE	Guatemala	104572	Registered	May 23, 2000

BUMBLE BEE and One Bee Design	Hungary	134594	Registered	November 25, 1991

BUMBLE BEE	Italy	1041610	Registered	July 13, 1973

FIGARO	Italy	1041613	Registered	July 13, 1973

BUMBLE BEE	Macedonia	1172	Registered	December 15, 1986

FIGARO	Macedonia	1171	Registered	November 20, 1978

BUMBLE BEE	Mexico	476121	Registered	October 5, 1994

BUMBLE BEE and One Bee Design	Netherlands Antilles	6873	Registered	September 20, 1978

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
BUMBLE BEE and One Bee Design	Paraguay	241861	Registered	March 9, 1982

FIGARO	Paraguay	166394	Registered	December 2, 1993

TUXEDO	Paraguay	166395	Registered	December 2, 1993

BUMBLE BEE	Peru	2421	Registered	November 9, 1993

BUMBLE BEE and One Bee Design	Peru	70124	Registered	August 28, 1987

FIGARO	Peru	2422	Registered	November 9, 1993

TUXEDO	Peru	1651	Registered	November 6, 1993

BUMBLE BEE and One Bee Design	Puerto Rico	21534	Registered	August 1, 1978

FIGARO	Puerto Rico	21539	Registered	August 1, 1978

Bee Design	Saudi Arabia	504/43	Filed	July 18, 1998

BUMBLE BEE	Saudi Arabia	498/33	Registered	June 10, 1999

BUMBLE BEE and One Bee Design	South Africa	80/1395	Registered	March 12, 1980

BUMBLE BEE	Surinam	17376	Registered	August 11, 2000

BUMBLE BEE	Uruguay	324665	Registered	January 10, 2002

BUMBLE BEE and One Bee Design	Uruguay	354501	Registered	May 23, 1994

BUMBLE BEE	Argentina	1491357	Registered	December 15, 1983

BUMBLE BEE	Australia	A191862	Registered	December 16, 1964

FIGARO	Australia	A195451	Registered	April 20, 1967

FIGARO	Australia	A204603	Registered	March 1, 1968

BUMBLE BEE	Austria	146563	Registered	March 31, 1993

BUMBLE BEE	Benelux	460108	Registered	May 8, 1989

FIGARO	Benelux	460107	Registered	May 11, 1992

FIGARO	Benelux	513318	Registered	May 8, 1989

BUMBLE BEE and Two Bee Design	Bermuda	21805	Registered	August 13, 1992

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
FIGARO	Bermuda	21801	Registered	January 27, 1993

BUMBLE BEE	Denmark	VR198703104	Registered	September 25, 1987

BUMBLE BEE	Ecuador	1408/94	Registered	July 13, 1994

BUMBLE BEE and One Bee Design	Ecuador	589/90	Registered	January 29, 1985

FIGARO	Ecuador	402/79	Registered	May 3, 1979

BUMBLE BEE	Finland	67834	Registered	September 5, 1978

FIGARO	Finland	71050	Registered	December 5, 1979

BUMBLE BEE	France	1239913	Registered	July 19, 1973

FIGARO	France	1239914	Registered	July 19, 1973

BUMBLE BEE	Germany	921040	Registered	August 1, 1974

FIGARO	Germany	2903658	Registered	August 1, 1974

FIGARO	Germany	921041	Registered	March 23, 1995

BUMBLE BEE and Design	Honduras	62,221	Registered	August 28, 1995

Bee Design	Japan	1503600	Registered	February 26, 1982

BUMBLE BEE	Japan	2184519	Registered	October 31, 1989

FIGARO	Japan	3086864	Registered	October 31, 1995

BUMBLE BEE	Nicaragua	25318	Registered	March 14, 1994

BUMBLE BEE and Two Bee Design	Nicaragua	27193	Registered	November 14, 1994

FIGARO	Nicaragua	25959	Registered	June 8, 1994

TUXEDO	Nicaragua	25967	Registered	June 8, 1994

BUMBLE BEE	Panama	65041	Registered	August 18, 1974

BUMBLE BEE	Philippines	4199496141	Registered	August 28, 2000

PICNIC	Philippines	41996-107408	Registered	N/A

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
BUMBLE BEE and One Bee Design	Poland	75826	Registered	January 20, 1994

BUMBLE BEE and One Bee Design	Russian Federation	107121	Registered	August 10, 1992

BUMBLE BEE	Slovenia	Z7380485	Registered	August 30, 1973

FIGARO	Slovenia	Z7380486	Registered	August 30, 1973

BUMBLE BEE	Spain	721018	Registered	July 21, 1976

BUMBLE BEE and Two Bee Design	Spain	1917558	Registered	March 5, 1995

BUMBLE BEE	Sweden	149739	Registered	December 20, 1974

BUMBLE BEE	Switzerland	P266635	Registered	July 24, 1973

FIGARO	Thailand	TM25849	Registered	February 27, 1985

BUMBLE BEE	Thailand	TM41992	Registered	May 7, 1986

BUMBLE BEE	Venezuela	112829	Registered	July 15, 1985

Trademarks owned by Connors Bros. Clover Leaf Seafoods Company

ACADIA	United States	1135224	Registered	May 13, 1980

BEACH CLIFF	United States	770058	Registered	May 19, 1964

BIG TASTE IN A SMALL CAN	United States	2988026	Registered	August 23, 2005

BRUNSWICK	United States	1423060	Registered	December 30, 1986

BRUNSWICK	United States	1758533	Registered	March 16, 1993

CLOVER LEAF	United States	2520386	Registered	December 18, 2001

Design (Boat Logo)	United States	1745942	Registered	January 12, 1993

Design (BOAT/SEAL)	United States	1791765	Registered	September 7, 1993

GENERAL	United States	2315015	Registered	February 1, 2000

HOLMES	United States	1297861	Registered	September 25, 1984

MOOSEABEC	United States	1538316	Registered	May 9, 1989

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
BRUNSWICK	Aruba	17461	Registered	June 22, 1995

RED ROSE & DESIGN	Aruba	12858	Registered	March 6, 1989

CLOVER LEAF DESIGN	Australia	A65859	Registered	April 26, 1935

CLOVER LEAF	Australia	A56916	Registered	October 17, 1930

CLOVER LEAF & DESIGN	Australia	654588	Registered	March 1, 1995

CLOVER DESIGN	Australia	641863	Registered	September 29, 1994

BRUNSWICK	Barbados	819700	Registered	October 11, 1999

CLOVER LEAF & Design	Barbados	81/5337	Registered	September 3, 1951

RED ROSE & Design	Barbados	81/2531	Registered	April 29, 1955

BRUNSWICK	Belize	8269	Registered	June 28, 1999

BRUNSWICK	Benelux	532817	Registered	October 8, 2001

BRUNSWICK & BOAT DESIGN	Cambodia	KH11208	Registered	December 16, 1998

BANQUET BRAND	Canada	TMDA035670	Registered	May 27, 1924

BEACH CLIFF	Canada	TMA655023	Registered	December 14, 2005

BLUE PACIFIC	Canada	UCA 011564	Registered	January 25, 1939

SEAL BOAT & DESIGN	Canada	TMA411293	Registered	April 16, 1993

BOAT DESIGN	Canada	TMA411271	Registered	April 16, 1993

BRUNSWICK	Canada	TMA408223	Registered	February 12, 1993

BRUNSWICK BRAND	Canada	TMDA12489	Registered	December 26, 1907

BRUNSWICK CONNAISSEUR & Design	Canada	TMA241315	Registered	March 14, 1980

“cb” Design	Canada	TMA 201803	Registered	September 13, 1974

CLOVER LEAF	Canada	UCA 010040	Registered	April 19, 1938

CLOVER LEAF & DESIGN	Canada	TMDA 051955	Registered	April 16, 1931

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
CLOVER LEAF & DESIGN	Canada	TMA 185996	Registered	October 13, 1972

CLOVER LEAF & DESIGN	Canada	TMA 339931	Registered	May 6, 1988

CLOVER LEAF DESIGN	Canada	TMDA 050882	Registered	November 5, 1930

CLOVER LEAF CRAB DELECTABLES & DESIGN	Canada	TMA 685130	Registered	March 30, 2007

CLOVER LEAF GARNIT-TOUT and Design	Canada	TMA 409510	Registered	March 12, 1993

CLOVER LEAF INSPIRATIONS	Canada	N/A	Allowed	N/A

CLOVER LEAF INSPIRATIONS & Design	Canada	N/A	Allowed	N/A

CLOVER LEAF LOBSTER DELECTABLES and Design	Canada	TMA 655091	Registered	December 14, 2005

CLOVER LEAF TOPPERS and Design	Canada	TMA 409206	Registered	March 5, 1993

CONNORS	Canada	TMDA 037482	Registered	March 28, 1925

CONNORS BROS. INCOME FUND & DESIGN	Canada	TMA 713962	Registered	May 8, 2008

CONNORS FAMOUS SEA FOOD	Canada	TMDA037532	Registered	April 16, 1993

FAIRHAVEN	Canada	TMA344329	Registered	September 2, 1988

FIGARO	Canada	TMA 177977	Registered	August 27, 1971

GOLD ANCHOR	Canada	TMA 253341	Registered	November 28, 1980

JUTLAND	Canada	TMA216481	Registered	October 8, 1976

JUTLAND & Design	Canada	TMDA035603	Registered	May 15, 1924

KILTIE BRAND AND SALMON DESIGN	Canada	TMDA 021200	Registered	October 29, 1915

LAGUNA	Canada	UCA 011085	Registered	February 1, 1939

MAPLE LEAF	Canada	TMA 330834	Registered	August 7, 1987

MAPLE LEAF BRAND & DESIGN	Canada	TMDA 5392	Registered	July 30, 1895

MINI-FILET	Canada	TMA 176228	Registered	May 21, 1971

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
NAVY	Canada	TMA 324227	Registered	February 27, 1987

NUTRITION...”NATURALLY”	Canada	TMA197419	Registered	February 8, 1974

NUTRITION...”NATURELLEMENT”	Canada	TMA197420	Registered	February 8, 1974

ORLEANS	Canada	TMA 528688	Registered	May 31, 2000

PARAMOUNT	Canada	UCA 004043	Registered	August 28, 1934

PET	Canada	UCA 005772	Registered	December 3, 1935

PREMIUM & DESIGN	Canada	TMA 412283	Registered	May 14, 1993

PREMIUM CHOICE SOCKEYE SALMON AND LABEL DESIGN	Canada	TMDA 29052	Registered	August 18, 1921

PREMIUM FROZEN FISH & DESIGN	Canada	TMDA 046513	Registered	June 7, 1929

RED CLOVER	Canada	TMA 298449	Registered	December 21, 1984

RED ROSE BRAND	Canada	UCA 002125	Registered	November 29, 1933

RICHELIEU	Canada	TMA361784	Registered	March 11, 1989

ROBIN RED DESIGN	Canada	TMA 166988	Registered	December 24, 1969

ROSE MARIE	Canada	UCA 012429	Registered	September 20, 1939

SURF	Canada	UCA 032539	Registered	May 10, 1949

SURFSIDE	Canada	TMA361956	Registered	November 3, 1989

THUNDERBIRD	Canada	UCA 039184	Registered	July 30, 1951

THUNDERBIRD THE MARK OF QUALITY & DESIGN	Canada	TMA 361076	Registered	October 27, 1989

TUXEDO	Canada	TMA 295633	Registered	September 28, 1984

UNIVERSAL BRAND, RED SOCKEYE SALMON DESIGN	Canada	TMDA 54669	Registered	June 30, 1932

BRUNSWICK	Chile	514681	Registered	June 15, 1998

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
BRUNSWICK & BOAT DESIGN	China	1364136	Registered	February 14, 2000

CLOVER LEAF & DESIGN	China	1174888	Registered	May 14, 1998

BRUNSWICK	Columbia	205472	Registered	January 30, 1998

BRUNSWICK	Costa Rica	94735	Registered	February 9, 1996

BRUNSWICK	Cuba	125770	Registered	October 8, 1996

BRUNSWICK	Czech Republic	195832	Registered	November 27, 1996

CLOVER LEAF & DESIGN	Denmark	VR 1962 01336	Registered	July 21, 1962

BRUNSWICK & BOAT DESIGN	European Union	004443396	Registered	May 9, 2005

CLOVER LEAF & DESIGN	European Union	356956	Registered	May 3, 1999

CLOVER LEAF	France	1494559	Registered	October 18, 1988

RED ROSE LA ROSE ROUGE	France	1499228	Registered	November 21, 1988

UNIVERSAL	France	1515074	Registered	February 17, 1989

CLOVER LEAF & DESIGN	Germany	2025024	Registered	November 23, 1992

BRUNSWICK	Guatemala	148869	Registered	April 24, 2007

BRUNSWICK	Guyana	14889A	Registered	September 22, 2004

FAIRHAVEN	Guyana	15906A	Registered	N/A

BRUNSWICK & BOAT DESIGN	Hungary	171138	Registered	July 3, 2002

BRUNSWICK	Israel	108425	Registered	May 4, 1998

CLOVER LEAF & DESIGN	Israel	72042	Registered	March 29, 1989

BRUNSWICK	Jamaica	3029	Registered	September 15, 1994

BRUNSWICK BRAND	Jamaica	3029	Registered	April 30, 1934

BRUNSWICK SARDINES & DESIGN	Jamaica	1967	Registered	March 3, 1925

RED ROSE & DESIGN	Jamaica	6572	Registered	March 25, 1955

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
CLOVER LEAF	Mauritius	A/12 No. 268	Registered	May 16, 1966

CLOVER LEAF & DESIGN	Mauritius	A/13 No. 64	Registered	April 19, 1967

RED ROSE & DESIGN	Mauritius	A/13 No. 66	Registered	April 19, 1967

BRUNSWICK (Stylized)	Mexico	442780	Registered	September 27, 1993

BRUNSWICK SELECTA	Mexico	987702	Registered	December 20, 2005

BRUNSWICK & Design	Mexico	442779	Registered	September 27, 1993

BRUNSWICK	Montserrat	1908	Registered	October 23, 1995

RED ROSE & DESIGN	Netherlands Antilles	342405505	Registered	June 3, 1997

BRITISH COLUMBIA SALMON MAPLE LEAF BRAND	New Zealand	5627/4395	Registered	November 7, 2003

CLOVER LEAF	New Zealand	29639	Registered	October 17, 1930

CLOVER LEAF & DESIGN	New Zealand	33862	Registered	October 12, 1936

ROBIN RED	New Zealand	B128586	Registered	November 30, 1982

UNIVERSAL	New Zealand	B129202	Registered	February 15, 1985

BRUNSWICK	Panama	87256	Registered	April 30, 1998

BRUNSWICK	Paraguay	208214	Registered	November 3, 1998

BRUNSWICK	Peru	19306	Registered	September 8, 1995

BRUNSWICK	Philippines	41996116460	Registered	May 12, 2005

BRUNSWICK & BOAT DESIGN	Saudi Arabia	826/78	Registered	February 26, 2006

BRUNSWICK & BOAT DESIGN	Singapore	T98/074331	Registered	January 15, 1999

BRUNSWICK & BOAT DESIGN	Slovak Republic	186804	Registered	August 16, 1999

CLOVER LEAF SALMON & DESIGN	South Africa	1940/00907	Registered	April 17, 1941

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
MAPLE LEAF	South Africa	1970/03764	Registered	September 7, 1971

PORT CLYDE & Design	South Africa	1999/15458	Registered	July 11, 2003

CLOVER LEAF & DESIGN	Spain	1207992	Registered	November 6, 1989

BRUNSWICK	St. Vincent (Grenadines)	2031724A	Registered	December 2, 1998

BRUNSWICK	St. Vincent (Grenadines)	160/98	Registered	N/A

CLOVER LEAF & DESIGN	Sweden	105471	Registered	March 8, 1963

CLOVER LEAF & DESIGN	Switzerland	313658	Registered	February 11, 1982

BEE design	Trinidad & Tobago	35985	Registered	September 29, 2005

BUMBLE BEE	Trinidad & Tobago	35984	Registered	September 1, 2005

BRUNSWICK & BOAT DESIGN	Turkey	2005 25317	Registered	September 23, 2003

BRUNSWICK	Turks & Caicos	11405	Registered	December 16, 1996

BRUNSWICK & BOAT DESIGN	Ukraine	24231	Registered	April 15, 2002

FAIRHAVEN	Ukraine	24232	Registered	April 15, 2002

CLOVER LEAF & DESIGN	United Kingdom	746463	Registered	September 28, 1955

CLOVER LEAF BRAND	United Kingdom	721157	Registered	August 24, 1953

CLOVER LEAF BRAND & DESIGN	United Kingdom	721158	Registered	August 24, 1953

RED ROSE BRAND & DESIGN	United Kingdom	791567	Registered	June 2, 1959

BANQUET	Antigua & Barbuda	5349	Registered	N/A

BRUNSWICK	Antigua & Barbuda	3821	Registered	March 21, 1996

FAIRHAVEN	Antigua & Barbuda	5352	Registered	April 21, 1998

BRUNSWICK	Argentina	2,624,877	Registered	October 3, 1997

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
BANQUET	Bahamas	19670	Registered	June 9, 1997

BRUNSWICK	Bahamas	17040	Registered	January 4, 1995

FAIRHAVEN	Bahamas	19669	Registered	June 9, 1997

BRUNSWICK	Bolivia	819676276	Registered	August 3, 1999

BRUNSWICK	Brazil	819676276	Registered	August 3, 1999

BRUNSWICK	Curacao	18650	Registered

BEACH CLIFF	Dominican Republic	84781	Registered	July 15, 1996

BEACH CLIFF	Dominican Republic	84777	Registered	July 15, 1996

BRUNSWICK	Dominican Republic	81668	Registered	January 15, 1996

BRUNSWICK	Dominican Republic	1781-322A	Registered	N/A

BRUNSWICK	Fiji	250/98	Registered	May 7, 1998

BRUNSWICK & BOAT DESIGN	France	98758 254	Registered	April 16, 1999

BRUNSWICK & BOAT DESIGN	Hong Kong	2001B00903	Registered	July 28, 1998

BRUNSWICK & BOAT DESIGN	Indonesia	446966	Registered	N/A

BRUNSWICK & BOAT DESIGN	Myanmar	4/5166/1998	Registered	March 26, 1999

BRUNSWICK	Netherlands Antilles	03488	Registered	June 22, 1995

BRUNSWICK	Poland	120158	Registered	April 18, 2000

FAIRHAVEN	Poland	Z193484	Registered	November 19, 2001

BRUNSWICK	Puerto Rico	37157	Registered	September 25, 1995

BRUNSWICK & BOAT DESIGN	Romania	35886	Registered	N/A

BRUNSWICK	Saint Kitts & Nevis	4322	Registered	June 22, 1995

BANQUET	Saint Lucia	100/1997	Registered	N/A

BRUNSWICK	Saint Lucia	183/1995	Registered	N/A

FAIRHAVEN	Saint Lucia	101/1997	Registered	N/A

BRUNSWICK	South Africa	96/15658	Registered	November 4, 1996

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
JUTLAND	South Africa	96/15659	Registered	November 4, 1996

BRUNSWICK & BOAT DESIGN	South Korea	197970449727	Registered	June 22, 1999

BRUNSWICK	Suriname	15.261	Registered	November 18, 1996

BANQUET	Trinidad & Tobago	27072	Registered	August 27, 1925

BRUNSWICK	Trinidad & Tobago	35 of 1925	Registered	August 27, 1925

FAIRHAVEN	Trinidad & Tobago	27216	Registered	July 20, 1997

BRUNSWICK & BOAT DESIGN	Turks & Caicos	N/A	Registered	December 16, 1996

BRUNSWICK	United Kingdom	2031724A	Registered	August 29, 1997

BRUNSWICK & BOAT DESIGN	United Kingdom	2031724B	Registered	September 26, 1997

BRUNSWICK	Uruguay	296219	Registered	March 23, 1998

BRUNSWICK	Venezuela	P-214045	Registered	September 10, 1999

BRUNSWICK & BOAT DESIGN	Vietnam	33336	Registered	October 29, 1998

BRUNSWICK	China	N/A	Filed	N/A

BRUNSWICK SELECTA	Guatemala	N/A	Filed	N/A

BRUNSWICK & BOAT DESIGN	Malaysia	98012257	Filed	N/A

BRUNSWICK BOAT DESIGN	Sri Lanka	N/A	Filed	N/A

BEACH CLIFF	Jamaica	N/A	Filed	N/A

DOMAIN NAMES

Domain	Registrar	Holder	Registration Date
bumblebee.com	Markmonitor.com	Bumble Bee Foods LLC	August 24, 1995

bumblebeefoods.org	Alldomains.com	Bumble Bee Foods LLC	June 20, 2005

bumblebeefoods.cc	Alldomains.com	Bumble Bee Foods LLC	July 22, 2005

bumblebeefoods.biz	Alldomains.com	Bumble Bee Foods LLC	June 20, 2005

bumblebeefoods.com	Alldomains.com	Bumble Bee Foods LLC	June 20, 2005

bumblebeefoods.net	Alldomains.com	Bumble Bee Foods LLC	June 20, 2005

Bumblebeefoods.us	Alldomains.com	Bumble Bee Foods LLC	June 20, 2005

cloverleafsalmon.com	Markmonitor.com	Bumble Bee Foods LLC	March 21, 2000

clover-leaf.ca	Arvic Search Services Inc.	Bumble Bee Seafoods Inc.	December 4, 2000

Cloverleaffish.ca	Arvic Search Services Inc.	Bumble Bee Seafoods Inc.	December 1, 2000

cloverleafsalmon.ca	Arvic Search Services Inc.	Bumble Bee Seafoods Inc.	December 1, 2000

Cloverleafseafoods.ca	Arvic Search Services Inc.	Bumble Bee Seafoods Inc.	December 1, 2000

Cloverleaftuna.ca	Arvic Search Services Inc.	Bumble Bee Seafoods Inc.	December 1, 2000

clover-leaf.com	Markmonitor.com	Bumble Bee Foods LLC	March 21, 2000

Cloverleaffish.com	Markmonitor.com	Bumble Bee Foods LLC	March 21, 2000

Cloverleafseafoods.com	Markmonitor.com	Bumble Bee Foods LLC	March 21, 2000

Cloverleaftuna.com	Markmonitor.com	Bumble Bee Seafoods Inc.	March 21, 2000

snows.com	NetworkSolutions.com	Castleberry’s Food Company	April 21, 1996

SCHEDULE 6(l)

CONTROLLED ACCOUNT BANKS

USD

Bank of America - Connecticut

BUMBLE BEE FOODS LLC BLOCKED ACCT

9429224382

Lock Box 90335 AR

Bank of America - Connecticut

BUMBLE BEE FOODS, LLC MASTER

9429224497

Master Operating

WELLS FARGO BK INTL

K.C.R. Fisheries LTD

CAD Depository and Disbursement

ROYAL BANK OF CANADA

K.C.R. Fisheries LTD

CAD Depository and Disbursement

WELLS FARGO BK INTL

Connors Bros. Clover Leaf Seafoods Co (depository)

CAD Depository

ROYAL BANK OF CANADA

Connors Bros. Clover Leaf Seafoods Co (depository)

CAD Depository

WELLS FARGO BK, N.A.

Clover Leaf USD DDA Restricted

Restricted Depository

ROYAL BANK OF CANADA

Connors Bros. Clover Leaf USD (depository)

USD Depository

WELLS FARGO BK, N.A.

Clover Leaf USD DDA Operating

Operating

WELLS FARGO BK, N.A.

KCR USD DDA

USD Depository and Disbursement

SCHEDULE 7

OWNED REAL PROPERTY

Property		Owner

2521 Packenham Drive Violet

8 certain lots situated in Section 7

Township 13 South

Range 13 East

St. Bernard Parish, Louisiana

70092-3105

- and-

2521 Packenham Drive Violet

2 parcels comprised of 2 certain lots situated in

Section 7 Township 12 South

Range 13 East

St. Bernard Parish, Louisiana

70092-3105

Bumble Bee Foods, LLC

200 Main Street, Prospect Harbor, Hancock County, Maine, USA 04669-5007		Bumble Bee Foods, LLC

Spuds Factory 1697 Olive Road Augusta, Georgia USA 30904-4984		Bumble Bee Holdings, Inc.

Castleberry Facility 1621 / 1577 / 1565 / 1600 / 1570 15th Street Augusta, Georgia 30901-6999 USA		Bumble Bee Holdings, Inc.

Cape May Facility 994 Ocean Drive Cape May, New Jersey USA 08204-5400		Bumble Bee Foods, LLC

Puerto Rico Production Facility - Tuna Canning Plant Carr 64 #3075. Algarrobos Ward, Zona Portauria, Mayaguez Puerto Rico 00682		Bumble Bee Acquisition (PR), LP

PID 01242791	Frye Island, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01238070	Leavitts Head Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15011620	Bliss Island, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15010440	Leavitts Head Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01235407	127 Highway, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15000383	Foleys Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152523	Deadmans Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152416	Deadmans Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15086192	Connors Lane, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01255751	Wellington Rd Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15075187	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15091853	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15092604	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15029093	Blacks Harbor Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15032402	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15040207	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01226075	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152283	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152275	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152267	316 Main Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15148968	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15053416	Toonerville Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01223692	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15001613	9 Sunrise Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15001183	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15001175	French Village Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152457	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15151574	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15151442	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152382	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152374	Willow Court, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152317	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152309	48 Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152291	10 Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15162126	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15158223	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15158215	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15156235	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15156227	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152572	381 Main Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15152481	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01219476	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01219120	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01226091	694 Main Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15032394	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15039001	Foleys Cove Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01293448	79 King Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01292127	59 King Street, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01341031	Upper Lake Utopia Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15011612	Lime Kiln Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15066319	Munroe Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01221043	59 Jackson Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15173800	1 Highway, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15170996	C K Justason Lane, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15170988	C K Justason Lane, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01337245	Beaver Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15002488	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15000672	C K Justason Lane, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15000151	Route 1, NB	Connors Bros. Clover Leaf Seafoods Company

PID 01220995	Mealey Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15098981	Southern Wolf Island, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15181084	Upper Lake Utopia Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15181092	Upper Lake Utopia Road, NB	Connors Bros. Clover Leaf Seafoods Company

PID 15181100	Upper Lake Utopia Road, NB	Connors Bros. Clover Leaf Seafoods Company

SCHEDULE 8

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdictions

BB Acquisition (PR), L.P.	Delaware

Bumble Bee Capital Corp.	Delaware

Bumble Bee Foods, LLC	Delaware

Clover Leaf Dutch Holdings LLC	Delaware

Connors Bros. Holdings, L.P.	Delaware

Stinson Seafood (2001), Inc.	Delaware

Bumble Bee Holdings, Inc.	Georgia

6162410 Canada Limited	Washington DC

Bumble Bee International (PR), Inc.	Washington DC

Clover Leaf Holdings Company	Washington DC

Connors Bros. Clover Leaf Seafoods Company	Washington DC

K.C.R. Fisheries, Ltd.	Washington DC

All Grantors	United States Patent and Trademark Office

All Grantors	United States Copyright Office

***ANNEX 1 TO SECURITY AGREEMENT

FORM OF SUPPLEMENT

Supplement No.      (this “Supplement”) dated as of                     , to the Security Agreement dated as of December 17 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each individually “Grantor”) and Deutsche Bank Trust Company Americas, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture, dated as of December 17, 2009 (the “Indenture”) the Issuers issued $220,000,000 aggregate principal amount of 7.75% Senior Secured Notes due 2015 (together with any Additional Notes and Exchange Notes, the “Notes”); and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Indenture; and

WHEREAS, Grantors have entered into the Security Agreement in order to induce the Noteholders to purchase the Notes; and

WHEREAS, pursuant to Section 4.17 of the Indenture, new direct or indirect Subsidiaries of the Grantors, must execute and deliver certain Security Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of Agent, for the benefit of the Secured Parties;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1. In accordance with Section 24 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Agent, for the benefit of the Secured Parties, a security interest in and security title to all assets of such New Grantor including, all property of the type described in Section 2 of the Security Agreement to secure the full and prompt payment of the Secured Obligations, including, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Schedule 1, “Commercial Tort Claims”, Schedule 2, “Copyrights”, Schedule 3, “Intellectual Property Licenses”, Schedule 4, “Patents”, Schedule 5, “Pledged Companies”, Schedule 6, “Trademarks”, Schedule 6(l), “Controlled Account Banks”, Schedule 7, “Owned Real Property”, Schedule 8, “List of Uniform Commercial Code Filing Jurisdictions”, and Schedule 9, “Motor Vehicles” attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 6(l), Schedule 7, Schedule 8, and Schedule 9 respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.

2. Each New Grantor represents and warrants to Agent, the Secured Parties that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Annex 1-2

IN WITNESS WHEREOF, each New Grantor and Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTORS:	[Name of New Grantor]

By:
Name:
Title:

[Name of New Grantor]

By:
Name:
Title:

AGENT:	DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Agent

	By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

SUPPLEMENT TO SECURITY AGREEMENT

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this      day of                     , 20    , among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and Deutsche Bank Trust Company Americas, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture, dated as of December 17, 2009 (the “Indenture”) the Issuers are issuing $220,000,000 aggregate principal amount of 7.75% Senior Secured Notes due 2015 (together with any Additional Notes and Exchange Notes, the “Notes”);

WHEREAS, the Noteholders are willing to purchase the Notes, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of December 17, 2009 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Indenture.

2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby grants to Agent, for the benefit of the Secured Parties, a continuing third priority (subject to Permitted Collateral Liens) security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):

(a) all of such Grantor’s Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto, subject to the last paragraph of Section 2 of the Security Agreement; and

(b) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Copyright or any Copyright licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to Agent, the Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

A-1

4. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. Grantors shall give Agent (i) prompt notice in writing of any additional United States copyright registrations issued after the date hereof, and (ii) notice in writing of any additional applications for United States copyright registrations at least 3 Business Days prior to the filing of such applications. Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of Grantors. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Copyright Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Copyright Security Agreement or any other Security Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Copyright Security Agreement or any other Security Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Copyright Security Agreement or any other Security Document refer to this Copyright Security Agreement or such other Security Document, as the case may be, as a whole and not to any particular provision of this Copyright Security Agreement or such other Security Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement or in any other Security Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Security Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than unasserted contingent indemnification Obligations that are not required by the provisions of the Indenture to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Security Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

[signature page follows]

A-2

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Agent

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

COPYRIGHT SECURITY AGREEMENT

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Grantor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

SCHED I-1

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this      day of                     , 20    , among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and Deutsche Bank Trust Company Americas, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture, dated as of December 17, 2009 (the “Indenture”) the Issuers are issuing $220,000,000 aggregate principal amount of 7.75% Senior Secured Notes due 2016 (together with any Additional Notes and Exchange Notes, the “Notes”);

WHEREAS, the Noteholders are willing to purchase the Notes, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of December 17, 2009 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Indenture.

2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby grants to Agent, for the benefit of the Secured Parties, a continuing third priority (subject to Permitted Collateral Liens) security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

(a) all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto, subject to the last paragraph of Section 2 of the Security Agreement;

(b) all reissues, reexaminations, continuations, divisionals, continuations in part, or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to Agent, the Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, reexamination, division, or continuation (in whole or in part), of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new patent rights. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any such new patent rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Patent Security Agreement or any other Security Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Patent Security Agreement or any other Security Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Patent Security Agreement or any other Security Document refer to this Patent Security Agreement or such other Security Document, as the case may be, as a whole and not to any particular provision of this Patent Security Agreement or such other Security Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified. Any reference in this Patent Security Agreement or in any other Security Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Security Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than unasserted contingent indemnification Obligations that are not required by the provisions of the Indenture to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Security Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

[signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Agent

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

PATENT SECURITY AGREEMENT

EXHIBIT C

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of                     , 20    , is delivered pursuant to Section 6 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of December 17, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein, to Deutsche Bank Trust Company Americas, as Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Indenture. The undersigned hereby agrees that the additional interests listed on this Pledged Interests Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to the Agent in the Security Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The validity of this Pledged Interests Addendum, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by and construed in accordance with the laws of the State of New York.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

[ ]

By:

Title:

C-1

PLEDGED INTERESTS ADDENDUM

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

C-2

PLEDGED INTERESTS ADDENDUM

EXHIBIT D

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this      day of                     , 20    , among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and Deutsche Bank Trust Company Americas, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture, dated as of December 17, 2009 (the “Indenture”) the Issuers are issuing $220,000,000 aggregate principal amount of 7.75% Senior Secured Notes due 2015 (together with any Additional Notes and Exchange Notes, the “Notes”);

WHEREAS, the Noteholders are willing to purchase the Notes, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of December 17, 2009 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Indenture.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby grants to Agent, for the benefit of the Secured Parties, a continuing third priority (subject to Permitted Collateral Liens) security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a) all of its Trademarks (other than intent-to-use applications to which no verified statement of use has been filed) and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto, subject to the last paragraph of Section 2 of the Security Agreement;

(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to Agent, the Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any such new trademark rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement or any other Security Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Trademark Security Agreement or any other Security Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Trademark Security Agreement or any other Security Document refer to this Trademark Security Agreement or such other Security Document, as the case may be, as a whole and not to any particular provision of this Trademark Security Agreement or such other Security Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement or in any other Security Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Security Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than unasserted contingent indemnification Obligations that are not required by the provisions of the Indenture to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Security Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

[signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Agent

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

TRADEMARK SECURITY AGREEMENT

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

Sched. I-1

EXHIBIT E TO

SECURITY AGREEMENT

FORM OF ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of December 17, 2009 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among the Issuers, the other Grantors party thereto and Deutsche Bank Trust Company Americas, as agent (the “Agent”).

In consideration of the foregoing, the undersigned hereby:

(i) represents that it has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;

(ii) acknowledges that the New Secured Parties have received a copy of the Security Agreement and the Intercreditor Agreement;

(iii) irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges the terms of the Security Agreement and Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement, the other Security Documents and the Intercreditor Agreement applicable to holders of Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective dates of the Security Agreement and the Intercreditor Agreement.

The name and address of the representative for purposes of Section 7.02 of the Security Agreement are as follows:

[name and address of Additional Pari Passu Agent]

The Agent, by acknowledging and agreeing to this Additional Pari Passu Joinder Agreement, accepts the appointment set forth in clause (iii) above.

THIS ADDITIONAL PARI PASSU JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

Sched. I-1

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the                      day of 20    .

[NAME]

By:
Name:
Title:
Acknowledged and Agreed

Deutsche Bank Trust Company Americas,
as Agent

By:
Name:
Title:

[ ] a [ ]
[ ] a [ ] each as Grantor

By:
Name:
Title:

TRADEMARK SECURITY AGREEMENT